Exhibit 5.1

Harney Westwood & Riegels 3501 The Center 99 Queen’s Road Central Hong Kong Tel: +852 5806 7800 Fax: +852 5806 7810

19 September 2025

053098.0009

XPeng Inc.

4th Floor, Harbour Place, 103 South Church Street

P.O. Box 10240, Grand Cayman KY1-1002

Cayman Islands

Dear Sir or Madam

XPeng Inc. (the Company)

We are attorneys-at-law qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form S-8 filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act) (the Registration Statement), relating to the offering by the Company of certain American depositary shares, each representing two class A ordinary shares of a par value of US$0.00001 each of the Company (the Shares).

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1) which we regard as necessary in order to issue this opinion. We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not independently verified.

Based solely upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

1	Existence and Good Standing. The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

2

Authorised Share Capital. Based on our review of the M&A (as defined in Schedule 1), the authorized share capital of the Company is US$100,000 consisting of 10,000,000,000 shares comprising (i) 9,250,000,000 class A ordinary shares of a par value of US$0.00001 each (limited voting) and (ii) 750,000,000 class B ordinary shares of a par value of US$0.00001 each.

The British Virgin Islands is Harneys Hong Kong office’s main jurisdiction of practice.

Jersey legal services are provided through a referral arrangement with Harneys (Jersey) which is an independently owned and controlled Jersey law firm.

Resident Partners: M Chu | JP Engwirda | Y Fan | SG Gray | PM Kay | MW Kwok | IN Mann

R Ng | ATC Ridgers | PJ Sephton

Anguilla | Bermuda | British Virgin Islands Cayman Islands | Cyprus | Hong Kong | Jersey London | Luxembourg | Shanghai | Singapore harneys.com

3

Valid Issuance of Shares. The issue and allotment of the Shares as contemplated by the Registration Statement have been duly authorised and, when allotted, issued and fully paid for in accordance with the Registration Statement, and when name of the shareholder is entered in the register of members of the Company, the Shares will be validly issued, allotted, fully paid and non-assessable.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. Except as specifically stated herein, we express no opinion as to matters of fact.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Harney Westwood & Riegels

Harney Westwood & Riegels

SCHEDULE 1

List of Documents and Records Examined

1	A copy of the certificate of incorporation of the Company dated 27 December 2018.

2	A copy of the ninth amended and restated memorandum and articles of association of the company as adopted by a special resolution passed on 20 June 2023 (the M&A).

3	A copy of the register of directors and officers of the Company provided to us on 11 September 2025.

4	A copy of the certificate of good standing dated 28 August 2025 in respect of the Company, issued by the Registrar of Companies in the Cayman Islands (the Certificate of Good Standing).

5

A copy of the minutes of a meeting of the directors of the Company held on 18 March 2025 and a copy of the minutes of a meeting of the shareholders of the Company held on 27 June 2025 (the Resolutions).

6	A copy of a certificate issued by a director of the Company dated 11 September 2025, a copy of which is attached hereto (the Director’s Certificate).

7	A copy of the 2025 share incentive scheme of the Company.

8	The Registration Statement.

(1 to 5 above are the Corporate Documents, and 1-8 above are the Documents).

SCHEDULE 2

Assumptions

1	Authenticity of Documents. All original Documents are authentic, all signatures, initials and seals are genuine, and all copies of Documents are true and correct copies.

2

Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete as at the date of the passing of the Resolutions.

3

Director’s Certificate. The contents of the Director’s Certificate are true and accurate as at the date of this opinion and there is no information not contained in the Director’s Certificate that will in any way affect this opinion.

4	Constitutional Documents. The M&A remain in full force and effect and are otherwise unamended.

5	Conversion. The conversion of any shares in the capital of the Company will be effected via legally available means under Cayman law.

6

No Steps to Wind-up. The directors and shareholders of the Company have not taken any steps to have the Company struck off or placed in liquidation, no steps have been taken to wind up the Company and no receiver has been appointed over any of the property or assets of the Company.

7

Resolutions. The Resolutions were duly adopted at duly convened meetings of the board of directors and the shareholders of the Company and such meeting were held and conducted in accordance with the M&A. The Resolutions remain in full force and effect, and the Resolutions are an accurate record of the relevant meeting and are factually accurate as to notice and quorum.

8

Unseen Documents. Save for the Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Registration Statement.

SCHEDULE 3

Qualifications

1	Foreign Statutes. We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

2

Commercial Terms. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

3

Meaning of Non-Assessable. In this opinion the phrase non-assessable means, with respect to the issuance of Shares, that a shareholder shall not, in respect of the relevant Shares, have any obligation to make further contributions to the Company’s assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

4

Good Standing. Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing. The Company shall be deemed to be in good standing under section 200A of the Companies Act (Revised) of the Cayman Islands (the Companies Act) on the date of issue of the certificate if all fees and penalties under the Companies Act have been paid and the Registrar of Companies in the Cayman Islands has no knowledge that the Company is in default under the Companies Act.

5	Economic Substance. We have undertaken no enquiry and express no view as to the compliance of the Company with the International Tax Co-operation (Economic Substance) Act (Revised).

Annex

Director’s Certificate